                                                                    Exhibit 99.1


                     URS CORPORATION REPORTS FOURTH-QUARTER
                      AND YEAR-END RESULTS FOR FISCAL 2002

                        UPDATES GUIDANCE FOR FISCAL 2003

      SAN FRANCISCO, CA - DECEMBER 19, 2002 - URS Corporation (NYSE: URS) today reported revenue of $736,482,000 for the fourth quarter of the fiscal year ended October 31, 2002, up 10% from the $666,532,000 reported for the fourth quarter of fiscal year 2001. EBITDA for the fourth quarter was $46,212,000, compared to $60,714,000 in the fiscal 2001 fourth quarter. Net income decreased 67%, to $6,607,000, from $19,842,000 in the year-ago period, and earnings per share for the fourth quarter of 2002 was $0.21 fully diluted, compared to $0.80 in fiscal 2001. Net income and earnings per share in the fourth quarter of fiscal 2002 include a previously disclosed, one-time non-cash charge of $4,614,000, net of tax ($7,620,000 pre-tax), or $0.15 per share, related to unamortized financing costs on debt retired in connection with the Company's acquisition of EG&G Technical Services, Inc. (EG&G). The Company is in the process of completing the accounting for the acquisition and does not expect any material changes to the accompanying consolidated financial statements.

      For the fiscal year ended October 31, 2002, revenue was $2,427,827,000, an increase of 5% from the $2,319,350,000 reported in fiscal 2001. EBITDA for fiscal 2002 was $187,235,000, compared to $211,884,000 in fiscal 2001. Including the one-time charge mentioned above, net income decreased 5% to $55,171,000 from $57,852,000 in the year ago period, and earnings per share decreased 16% to $2.03 per share fully diluted. For fiscal 2001, the Company reported earnings per share of $2.41 fully diluted. At October 31, 2002, backlog totaled $2,938,000,000 compared with $1,684,000,000 at October 31, 2001.

      The Company defines EBITDA as net income before interest expense, income tax expense, depreciation expense of property and equipment, amortization expense of intangible assets, and certain other non-cash expenses. EBITDA is not a measure of operating performance computed in accordance with generally accepted accounting principles ("GAAP") and should not be considered as a substitute for operating income, net income, cash flow from operations, or other statement of operations or cash flow data prepared in conformity with GAAP or as measures of profitability or liquidity. In addition, EBITDA may not be comparable to similarly titled measures of other companies. EBITDA may not be indicative of historical operating results, and we do not mean for either to be predictive of future results of operations or cash flows.

      As previously reported, in fiscal year 2002, the Company adopted the provisions of Statement of Financial Accounting Standards (SFAS) 142, and accordingly, no longer amortizes goodwill. As a result of this change, for fiscal year 2001, net income for the fourth quarter would have increased by $2,211,000, net of tax, or $0.09 per share on a fully diluted basis, and by $8,667,000 or $0.37 per share on a fully diluted basis for the entire year.

      Commenting on the quarter, Martin M. Koffel, Chairman and Chief Executive Officer of URS stated: "With states across the country facing what the National Governors Association recently called the most dire fiscal situation since World War II, conditions in the state and local government market are extremely volatile. The combined impact of budget shortfalls, balanced budget requirements, and the election cycle has resulted in significant delays in spending on transportation and infrastructure projects, and a substantial weakening in our state and local business.

      "In the private sector, while our scale and geographic reach have allowed us to win important work with Fortune 500 companies, the overall economic slowdown and concomitant decline in capital expenditures by petrochemical and industrial companies have resulted in severe pricing pressures and tighter than expected profit margins.

      "We were also impacted by a $4 million cost overrun on one of our public-sector transportation projects, our only significant cost overrun since 1993. The overrun will not affect our results in fiscal 2003, but did contribute to our fourth quarter EPS shortfall relative to our expectations."

      Mr. Koffel continued: "Our federal sector business continues to perform well. With the acquisition of EG&G, which closed in the fourth quarter, the federal sector will play an even more important role in our growth and earnings profile over the next decade, particularly as it significantly increased our exposure to the defense and homeland security markets, which are projected to grow significantly over the next several years. With EG&G, our federal business now directly accounts for 45% of revenues, and when federal funding for state and local projects is included, the federal government directly or indirectly accounts for more than 50% of our overall business."

      GUIDANCE FOR FISCAL 2003

      The Company now expects 2003 revenues from the federal sector to grow approximately 5% to 10% from 2002 levels; private-sector revenues will range from flat to a decline of 5%, and revenues from the state and local business will decline by approximately 15% to 20%.

      Given these expectations, the Company anticipates that fiscal year 2003 revenues will be approximately $3 billion; EBITDA will be approximately $230 million; and net income will be approximately $60 million. Based on these expectations, the Company expects earnings per share of approximately $1.75 for fiscal 2003. The Company expects that 9% to 11% of its earnings per share will be achieved in the first quarter, which is traditionally the Company's weakest quarter.

      Commenting on the Company's outlook for 2003, Mr. Koffel stated: "While possible fiscal relief initiatives for states - including tax increases, potential federal stimulus spending or the monetizing of future tobacco payments
- may bring stability to the state and local government market, we are unlikely to see the impact of these measures on our business until fiscal 2004, which begins on November 1, 2003. Accordingly, we are taking a very cautious outlook for our state and local government business for next year. Over the longer term, however, we are confident that this part of the business will return to its historic role as a profitable and growing business for URS. The need for new and upgraded schools, bridges and roadways has not diminished with the state budget crisis, and thus spending in this area cannot be suspended indefinitely. When these projects do move forward, URS will be well positioned to benefit."

      Mr. Koffel continued: "In the private sector, the combination of lower capital spending, continued pricing pressure and the relaxing of certain environmental regulations has caused us to lower our outlook for this part of the business as well. The outlook for the federal sector, and for EG&G's business in particular, is strong. Spending on Department of Defense related projects, and in particular operations and maintenance, is expected to grow steadily over the next five years. In addition, we expect significant opportunities to provide technical and administrative support for the organization and establishment of the new Department of Homeland Security, which represents the largest government reorganization in 50 years."

      URS Corporation offers a broad range of planning, design, program and construction management, system integration and operations and maintenance services for transportation, hazardous waste, industrial processing and petrochemical, general building, water/wastewater, military facilities and equipment platforms and security projects. Headquartered in San Francisco, the Company operates in more than 20 countries with approximately 25,000 employees providing engineering services to federal, state and local governmental agencies, as well as private clients in the chemical, manufacturing, pharmaceutical, forest products, mining, oil and gas, and utilities industries (www.urscorp.com).

      WEBCAST INFORMATION

      URS will host a dial-in conference call on Friday, December 20, 2002, at 11:00 a.m. (EST), to discuss its fiscal 2002 results and outlook for 2003. A live webcast of this call will be available on URS' website at www.urscorp.com.

                                TABLES TO FOLLOW

                                      # # #

Statements contained in this press release that are not historical facts may constitute forward-looking statements, including statements about the Company's expected financial results and its opportunities for future growth. The Company believes that its expectations are reasonable and are based on reasonable assumptions. However, such forward-looking statements by their nature involve risks and uncertainties. The Company cautions that a variety of factors could cause the Company's business and financial results to differ materially from those expressed or implied in forward-looking statements. These factors include, but are not limited to: the Company's ability to successfully integrate the EG&G business just acquired; the Company's highly leveraged position; the ability of the Company to service its debt; deterioration in current economic conditions, particularly at the state and local level; the Company's ability to pursue business strategies; the Company's continued dependence on federal, state and local appropriations for infrastructure spending; pricing pressures; changes in the regulatory environment; outcomes of pending and future litigation; the Company's ability to attract and retain qualified professionals; industry competition; changes in international trade, monetary and fiscal policies; the ability of the Company to integrate future acquisitions successfully; the Company's ability to successfully integrate its accounting and management information systems; and other factors discussed more fully in the Company's reports filed from time to time with the Securities and Exchange Commission. The Company assumes no obligation to update any forward-looking statements.

                        URS CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                                                  OCTOBER 31,
                                                                                         ---------------------------
                                                                                            2002               2001
                                                                                         -----------     -----------
                                        ASSETS
Current assets:
   Cash and cash equivalents ........................................................    $     9,972     $    23,398
   Accounts receivable, including retainage amounts of $50,552 and $43,751,
    respectively ....................................................................        596,275         484,107
   Costs and accrued earnings in excess of billings on contracts in process .........        374,651         289,644
   Less receivable allowances .......................................................        (30,710)        (28,572)
                                                                                         -----------     -----------
       Net accounts receivable ......................................................        940,216         745,179
                                                                                         -----------     -----------
   Deferred income taxes ............................................................         17,895          10,296
   Prepaid expenses and other assets ................................................         20,248          24,769
                                                                                         -----------     -----------
       Total current assets .........................................................        988,331         803,642
Property and equipment at cost, net .................................................        158,024         106,997
Goodwill, net .......................................................................        994,114         500,286
Purchased intangible assets, net ....................................................         10,600              --
Other assets ........................................................................         75,082          52,451
                                                                                         -----------     -----------

                                                                                         $ 2,226,151     $ 1,463,376
                                                                                         ===========     ===========
                         LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Current portion of  long-term debt ...............................................    $    30,298     $    54,425
   Accounts payable .................................................................        204,389         135,066
   Accrued salaries and wages .......................................................        101,287          69,982
   Accrued expenses and other .......................................................        112,604          21,232
   Billings in excess of costs and accrued earnings on contracts in process .........         92,235          95,520
                                                                                         -----------     -----------
       Total current liabilities ....................................................        540,813         376,225
Long-term debt ......................................................................        923,863         576,704
Deferred income taxes ...............................................................         40,629          34,700
Deferred compensation and other .....................................................         40,261          33,146
                                                                                         -----------     -----------
       Total liabilities ............................................................      1,545,566       1,020,775
                                                                                         -----------     -----------
Mandatorily redeemable Series B exchangeable convertible preferred stock, par value $1.00; authorized 150 shares; issued and outstanding 0 and 55,
    respectively; liquidation preference $0 and $120,099, respectively ..............             --         120,099
                                                                                         -----------     -----------
Series D senior convertible participating preferred stock, par value $.01; authorized
    100 shares; issued and outstanding 100 and 0, respectively; liquidation
    preference $46,733 and $0, respectively .........................................         46,733              --
                                                                                         -----------     -----------
Stockholders' equity:
   Common stock, par value $.01; authorized 50,000 shares; issued
      and outstanding 30,084 and 18,198 shares, respectively ........................            301             182
   Treasury stock ...................................................................           (287)           (287)
   Additional paid-in capital .......................................................        418,705         155,273
   Accumulated other comprehensive income (loss) ....................................         (5,132)         (3,962)
   Retained earnings ................................................................        220,265         171,296
                                                                                         -----------     -----------
       Total stockholders' equity ...................................................        633,852         322,502
                                                                                         -----------     -----------
                                                                                         $ 2,226,151     $ 1,463,376
                                                                                         ===========     ===========

                        URS CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                  THREE MONTHS ENDED OCTOBER 31
                                                  -----------------------------
                                                     2002             2001
                                                  ---------         ---------
                                                 (UNAUDITED)
Revenues .....................................    $ 736,482         $ 666,532
                                                  ---------         ---------
Expenses:
   Direct operating ..........................      472,341           406,823
   Indirect, general and administrative ......      235,267           209,814
   Interest expense, net .....................       18,697            14,853
                                                  ---------         ---------
                                                    726,305           631,490
                                                  ---------         ---------
Income before taxes ..........................       10,177            35,042
Income tax expense ...........................        3,570            15,200
                                                  ---------         ---------
Net income ...................................        6,607            19,842
Preferred stock dividend .....................           --             2,458
                                                  ---------         ---------
Net income available for common stockholders .        6,607            17,384
Other comprehensive (loss) income, net of tax:
   Foreign currency translation adjustments ..       (1,291)             (864)
                                                  ---------         ---------
Comprehensive income .........................    $   5,316         $  16,520
                                                  =========         =========
Net income per common share:
   Basic .....................................    $    0.22         $    0.98
                                                  =========         =========
   Diluted ...................................    $    0.21         $    0.80
                                                  =========         =========
Weighted average shares outstanding:
   Basic .....................................       30,711            17,953
                                                  =========         =========
   Diluted ...................................       31,211            24,870
                                                  =========         =========

                        URS CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                        YEARS ENDED OCTOBER 31,
                                                    -----------------------------
                                                       2002               2001
                                                    -----------       -----------
Revenues .....................................      $ 2,427,827       $ 2,319,350
                                                    -----------       -----------
Expenses:
   Direct operating ..........................        1,489,386         1,393,818
   Indirect, general and administrative ......          791,625           755,791
   Interest expense, net .....................           55,705            65,589
                                                    -----------       -----------
                                                      2,336,716         2,215,198
                                                    -----------       -----------
Income before taxes ..........................           91,111           104,152
Income tax expense ...........................           35,940            46,300
                                                    -----------       -----------
Net income ...................................           55,171            57,852
Preferred stock dividend .....................            5,939             9,229
                                                    -----------       -----------
Net income available for common stockholders .           49,232            48,623
Other comprehensive (loss) income, net of tax:
   Foreign currency translation adjustments ..           (1,170)           (1,550)
                                                    -----------       -----------
Comprehensive income .........................      $    48,062       $    47,073
                                                    ===========       ===========
Net income per common share:
   Basic .....................................      $      2.18       $      2.79
                                                    ===========       ===========
   Diluted ...................................      $      2.03       $      2.41
                                                    ===========       ===========
Weighted average shares outstanding:
   Basic .....................................           22,554            17,444
                                                    ===========       ===========
   Diluted ...................................           27,138            23,962
                                                    ===========       ===========

                        URS CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)


                                                                                               YEARS ENDED OCTOBER 31,
                                                                                             -------------------------
                                                                                                2002           2001
                                                                                             ---------       ---------
 Cash flows from operating activities:
  Net income ..........................................................................      $  55,171       $  57,852
                                                                                             ---------       ---------
  Adjustments to reconcile net income to net cash provided by operating activities:
   Depreciation and amortization ......................................................         32,799          42,143
   Amortization of financing fees .....................................................          4,220           3,663
   Loss on extinguishment of debt .....................................................          7,620              --
   Receivable allowances ..............................................................          1,694          (8,254)
   Stock compensation .................................................................          2,345           1,964
   Tax benefit of stock options .......................................................          3,745           3,899
  Changes in current assets and liabilities, net of business acquired:
   Accounts receivable and costs and accrued earnings in excess of billings on
    contracts in process ..............................................................        (59,658)        (27,920)
   Income taxes recoverable ...........................................................             --           4,997
   Prepaid expenses and other assets ..................................................          8,738          (5,544)
   Accounts payable, accrued salaries and wages and accrued expenses ..................         24,197          (8,484)
   Billings in excess of costs and accrued earnings on contracts in process ...........         (3,721)          5,045
   Deferred income taxes ..............................................................          2,373          (3,894)
   Deferred compensation and other ....................................................          4,893          (6,906)
   Other, net .........................................................................          5,840         (11,511)
                                                                                             ---------       ---------
   Total adjustments ..................................................................         35,085         (10,802)
                                                                                             ---------       ---------
       Net cash provided by operating activities ......................................         90,256          47,050
                                                                                             ---------       ---------
Cash flows from investing activities:
  Payment for business acquisition, net of cash acquired ..............................       (343,224)             --
  Proceeds from sale of subsidiaries ..................................................          5,840           3,530
  Capital expenditures, less equipment purchased through capital leases of $23,419, and
    $25,084, respectively .............................................................        (52,458)        (19,778)
                                                                                             ---------       ---------
       Net cash used by investing activities ..........................................       (389,842)        (16,248)
                                                                                             ---------       ---------
Cash flows from financing activities:
  Proceeds from issuance of debt ......................................................        195,280              --
  Principal payments on long-term debt ................................................       (381,648)        (33,522)
  Borrowings of long term debt ........................................................        476,101              --
  Borrowings under the line of credit .................................................        122,835         105,849
  Repayments under the line of credit .................................................        (95,576)       (105,849)
  Repayments under capital lease obligations ..........................................        (14,794)         (7,530)
  Borrowings under short-term notes ...................................................            278           5,830
  Repayments under short-term notes ...................................................         (3,680)         (7,647)
  Proceeds from sale of common shares and exercise of stock options ...................         17,003          11,772
  Payments of financing fees ..........................................................        (29,639)             --
                                                                                             ---------       ---------
       Net cash provided (used) by financing activities ...............................        286,160         (31,097)
                                                                                             ---------       ---------
       Net decrease in cash ...........................................................        (13,426)           (295)
Cash and cash equivalents at beginning of year ........................................         23,398          23,693
                                                                                             ---------       ---------
Cash and cash equivalents at end of year ..............................................      $   9,972       $  23,398
                                                                                             =========       =========
Supplemental information:
       Interest paid ..................................................................      $  50,084       $  75,434
                                                                                             =========       =========
       Taxes paid .....................................................................      $  30,513       $  33,882
                                                                                             =========       =========
       Equipment acquired subject to capital lease obligations ........................      $  23,419       $  25,084
                                                                                             =========       =========
       Non-cash dividends paid in-kind ................................................      $   6,740       $   9,086
                                                                                             =========       =========
       Conversion of Series B preferred stock to common stock .........................      $ 126,839       $      --
                                                                                             =========       =========
       Net book value of business sold ................................................      $   5,840       $   3,530
                                                                                             =========       =========